LIGHTPATH TECHNOLOGIES, INC.

UNIT SUBSCRIPTION AGREEMENT

COMMON STOCK AND WARRANTS

UNIT SUBSCRIPTION AGREEMENT (the "Agreement") dated as of June 1, 2005, among LIGHTPATH TECHNOLOGIES, INC., a Delaware corporation (the "Company"), SHADOW CAPITAL, LLC, a Kansas limited liability company, WHITNEY B. GARLINGHOUSE (each an "Investor" and together the "Investors") and KENT GARLINGHOUSE, as the controlling equity holder of SHADOW CAPITAL, LLC.

Background: The Company desires to sell to the Investors, and the Investors desire to purchase, for an aggregate price of $1,050,200, an aggregate of 350,000 shares (the "Shares") of Common Stock in Units (as hereinafter defined) with 5-year warrants, in substantially the form attached hereto as Exhibit 1, exercisable to purchase an aggregate of 140,000 shares of Common Stock at $4.30 per share (the "Warrants"). The proceeds are necessary for the development and continuance of the business of the Company and each of its Subsidiaries.

Certain Definitions:

"Common Stock" shall mean stock of the Company of any class (however designated) whether now or hereafter authorized, which generally has the right to participate in the voting and in the distribution of earnings and assets of the Company without limit as to amount or percentage, including the Company's Class A Common Stock, $.01 par value per share.

"Company" includes the Company and any corporation or other entity which shall succeed to or assume, directly or indirectly, the obligations of the Company hereunder. The term "corporation" shall include an association, joint stock company, business trust, limited liability company or other similar organization.

"Company Disclosure Letter" means the disclosure letter delivered to the Investors prior to the execution of this Agreement, which letter is incorporated as Exhibit 3 to this Agreement.

"Material Adverse Change" shall mean a material adverse change in the business, financial condition, results of operation, prospects, properties or operations of the Company and its Subsidiaries taken as a whole.

"Own" means own beneficially, as that term is defined in the rules and regulations of the SEC.

"Person" means any individual, sole proprietorship, partnership, corporation, limited liability company, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity, any university or similar institution, or any government or any agency or instrumentality or political subdivision thereof.

"SEC" means the Securities and Exchange Commission.

"Subsidiary" shall mean any corporation of which stock or other interest having ordinary power to elect a majority of the Board of Directors (or other governing body) of such entity (regardless of whether or not at the time stock or interests of any other class or classes of such corporation shall have or may have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Company or by one or more Subsidiaries.

"Underlying Shares" shall mean the shares of Common Stock issued or from time to time issuable upon exercise of the Warrants.

"Unit" shall mean (i) 10,000 Shares and (ii) a Warrant to purchase 4,000 shares of Common Stock.

In consideration of the mutual covenants contained herein, the parties agree as follows:

1. Purchase and Sale of Stock.

1.1. Sale and Issuance of Securities.

(a) The Company shall sell to the Investors and the Investors shall purchase from the Company, an aggregate of 35 units (the "Units"), or a total of (x) 350,000 Shares (the "Purchased Shares") at a price per Purchased Share of $3.00 and (y) Warrants to purchase an aggregate of 140,000 shares of Common Stock at an aggregate Warrant purchase price of $200.00 (the "Purchased Warrants" and collectively with the Purchased Shares, the "Securities"), for an aggregate purchase price of $1,050,200.00.

(b) The number of Purchased Shares and Purchased Warrants to be purchased by each Investor from the Company is set forth on Schedule 1.1(b) hereto, subject to acceptance, in whole or in part, by the Company.

1.2. Closing. The closing (the "Closing") of the purchase and sale of the Securities hereunder shall take place within three business days of the date of this Agreement or such other date within ten business days of this Agreement as agreed to by the Company and Investor (the "Closing Date"). The Closing shall take place at the offices of Baker & Hostetler LLP, the Investor's counsel, in Orlando, Florida, or at such other location as is mutually acceptable to the Investor and the Company, subject to fulfillment of the conditions of closing set forth in the Agreement. At the Closing:

(a) each Investor purchasing Securities at the Closing shall deliver to the Company or its designees, by wire transfer or such other method of payment as the Company shall approve, an amount equal to the purchase price of the Securities purchased by such Investor hereunder, as set forth opposite such Investor's name on the signature pages hereof.

(b) the Company shall authorize its transfer agent (the "Transfer Agent") to arrange delivery to each Investor of one or more stock certificates registered in the name of the Investor, or in such nominee name(s) as designated by the Investor in writing, representing the number of Shares equal to 10,000 multiplied by the number of Units purchased by the Investor.

(c) the Company shall issue and deliver to each Investor purchasing Securities at the Closing a Warrant equal to 4,000 multiplied by the number of Units purchased.

(d) the Company shall wire the Legal Fee to Bryan Cave LLP in accordance with instructions provided by Bryan Cave LLP.

1.3. Conditions of Closing. The obligation of the Investors to complete the purchase of the Securities at the Closing is subject to fulfillment of the following conditions:

(a) The Company and the Investors shall execute and deliver an Investor Rights Agreement, dated the Closing Date, in the form attached as Exhibit 2 with respect to the Purchased Shares and the Underlying Shares (the "Investor Rights Agreement" and with the Agreement and the Warrants, the "Transaction Documents");

(b) the Company shall deliver to the Investors an Opinion of Counsel, dated the Closing Date and reasonably satisfactory to counsel for the Investors, substantially in the form set forth on Exhibit 4;

(c) The representation and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and the Company shall have performed in all material respects all covenants and other obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Investors shall have received a certificate signed on behalf of the Company by the President and Secretary of the Company, in such capacities, to such effect (the "Closing Certificate");

(d) The Company shall have executed and delivered all other documents reasonably requested by counsel for the Investors that are necessary to complete the contemplated transactions;

(e) All Securities delivered at the Closing shall have all necessary stock transfer tax stamps (purchased at the expense of the Company) affixed; and

(f) The Company shall deliver to Investors a certified copy of its Certificate of Incorporation and by-laws and a Certificate of Good Standing from the Secretary of State of the State of Delaware.

2. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investors as follows:

2.1. Corporate Organization; Authority; Due Authorization.

(a) The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own or lease its properties as and in the places where such business is now conducted and to carry on its business as now conducted and (iii) is duly qualified as a foreign corporation authorized to do business in every jurisdiction where the failure to so qualify, individually or in the aggregate, would have a material adverse effect on the operations, prospects, assets, liabilities, financial condition or business of the Company (a "Material Adverse Effect"). Set forth in the Company Disclosure Letter is a complete and correct list of all Subsidiaries. Each Subsidiary is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and is qualified to do business as a foreign corporation in each jurisdiction in which qualification is required, except where failure to so qualify would not have a Material Adverse Effect.

(b) The Company (i) has the requisite corporate power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and to incur the obligations herein and therein and (ii) has been authorized by all necessary corporate action to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby (the "Contemplated Transactions"). Each of this Agreement and the other Transaction Documents is a valid and binding obligation of the Company enforceable in accordance with its terms except as limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding at law or equity).

2.2. Capitalization. As of June 1, 2005, the authorized capital stock of the Company consisted of (i) 40,000,000 shares of Common Stock, $.01 par value, all of which are designated as Class A Common Stock, and of which 3,342,926 shares are outstanding and (ii) 5,000,000 shares of Preferred Stock, $.01 par value, of which 100,000 shares are designated as Series D Participating Preferred Stock, and of which no shares are outstanding. All outstanding shares were issued in compliance with all applicable Federal and state securities laws, and the issuance of such shares was duly authorized. Except as contemplated by this Agreement or as set forth in the Company Disclosure Letter, there are (i) no outstanding subscriptions, warrants, options, conversion privileges or other rights or agreements obligating the Company to purchase or otherwise acquire or issue any shares of capital stock of the Company (or shares reserved for such purpose), (ii) no preemptive rights contained in the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), By-Laws of the Company or contracts to which the Company is a party or rights of first refusal with respect to the issuance of additional shares of capital stock of the Company (other than as set forth in the Investor Rights Agreement), including without limitation the Securities and the Underlying Shares, and (iii) no commitments or understandings (oral or written) of the Company to issue any shares, warrants, options or other rights. Except as set forth in the Company Disclosure Letter, none of the shares of Common Stock are subject to any stockholders' agreement, voting trust agreement or similar arrangement or understanding. Except as set forth in the Company Disclosure Letter, the Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. With respect to each Subsidiary, (i) all the issued and outstanding shares of the Subsidiary's capital stock have been duly authorized and validly issued, are fully paid and nonassessable, have been issued in compliance with applicable federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and (ii) except as disclosed in the Company Disclosure Letter, there are no outstanding options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of the Subsidiary's capital stock or any such options, rights, convertible securities or obligations. Except as disclosed in the Company Disclosure Letter, the Company owns 100% of the outstanding equity of each Subsidiary.

2.3. Validity of Securities. The issuance of the Securities has been duly authorized by all necessary corporate action on the part of the Company and, when issued to, delivered to, and paid for by the Investors in accordance with this Agreement, the Purchased Shares will be validly issued, fully paid and non-assessable.

2.4. Underlying Shares. The issuance of the Underlying Shares upon exercise of the Purchased Warrants has been duly authorized, and the Underlying Shares have been, and at all times prior to such exercise will have been, duly reserved for issuance upon such exercise and, when so issued, will be validly issued, fully paid and non-assessable.

2.5. Private Offering. Neither the Company nor anyone acting on its behalf has within the last 12 months issued, sold or offered any security of the Company (including, without limitation, any Common Stock or warrants of similar tenor to the Purchased Warrants) to any Person under circumstances that would cause the issuance and sale of the Securities, as contemplated by this Agreement, to be subject to the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"). The Company agrees that neither the Company nor anyone acting on its behalf will offer the Securities or any part thereof or any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, anyone so as to make the issuance and sale of the Securities subject to the registration requirements of Section 5 of the Securities Act. Assuming the accuracy of each Investor's representations and warranties set forth in this Agreement, no registration under the Securities Act is required for the offer and sale of the Shares, Warrants and Warrant Shares by the Company to the Investors in accordance with the terms and conditions of this Agreement. The Company is eligible to register the resale of its Common Stock by the Investors on Form S-3 promulgated under the Securities Act.

2.6. Brokers and Finders. The Company has not retained any investment banker, broker or finder in connection with the Contemplated Transactions.

2.7. No Conflict; Required Filings and Consents.

(a) The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company do not, and the consummation by the Company of the Contemplated Transactions will not, (i) conflict with or violate the Certificate of Incorporation or By-Laws of the Company or its Subsidiaries, (ii) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or its Subsidiaries or by which any property or asset of the Company or its Subsidiaries is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, result in the loss of a material benefit under, or give to others any right of purchase or sale, or any right of termination, amendment, acceleration, increased payments or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or of any of its Subsidiaries pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which the Company or of any of its Subsidiaries or any property or asset of the Company or of any of its Subsidiaries is bound or affected; except, in the case of clauses (ii) and (iii) above, for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay consummation of any of the Contemplated Transactions in any material respect or otherwise prevent the Company from performing its obligations under this Agreement or any of the other Transaction Documents in any material respect, and would not, individually or in the aggregate, have a Material Adverse Effect.

(b) The execution and delivery of this Agreement and the other Transaction Documents by the Company do not, and the performance of this Agreement and the other Transaction Documents and the consummation by the Company of the Contemplated Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Body (as hereinafter defined) except for the filing of a Form D with the Securities and Exchange Commission and applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any state securities or "blue sky" laws ("Blue Sky Laws"), and any approval required by applicable rules of the markets in which the Company's securities are traded. For purposes of this Agreement, "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity and any court or other tribunal). Without limitation on the foregoing, the consummation of the Contemplated Transactions does not require the approval of The Nasdaq Stock Market (or any related regulatory body) or the stockholders of the Company.

2.8. Compliance. Except as set forth in the Company Disclosure Letter, neither the Company nor any Subsidiary is in conflict with, or in default or violation of (i) any law, rule, regulation, order, judgment or decree applicable to the Company or such subsidiary or by which any property or asset of the Company or such subsidiary is bound or affected ("Legal Requirement"), or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or such subsidiary is a party or by which the Company or such subsidiary or any property or asset of the Company or such subsidiary is bound or affected (the "Material Agreements"), in each case except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any written notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

2.9. SEC Documents; Financial Statements.

(a) The information contained in the following documents, did not, as of the date of the applicable document, include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, as of their respective filing dates or, if amended, as so amended (the following documents, collectively, the "SEC Documents"), provided that the representation in this sentence shall not apply to any misstatement or omission in any SEC Document filed prior to the date of this Agreement which was superseded by a subsequent SEC Document filed prior to the date of this Agreement:

          the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2004;

          the Company's definitive Proxy Statement with respect to its 2004 Special Meeting of Stockholders, filed with the Commission on September 8, 2004;

          the Company's Quarterly Reports on Form 10-Q for the quarters ended September 30, 2004, December 31, 2004 and March 31, 2005; and

(iv) the Company's Current Reports on Form 8-K, filed with the Commission on January 7, 2005, January 19, 2005, February 11, 2005, March 30, 2005, April 1, 2005, April 8, 2005, May 5, 2005 and May 17, 2005.

(b) In addition, as of the date of this Agreement, the Company Disclosure Letter, when read together with the information, qualifications and exceptions contained in this Agreement, does not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

(c) To its knowledge, the Company has filed all forms, reports and documents required to be filed by it with the SEC since June 30, 2001, including without limitation the SEC Documents, except where the failure to so file could not reasonably be expected to result in a Material Adverse Effect. As of their respective dates, the SEC Documents filed prior to the date hereof complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act, and the rules and regulations thereunder.

(d) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2004, includes consolidated balance sheets as of June 30, 2003 and 2004 and consolidated statements of income for the one-year periods ended June 30, 2002, 2003 and 2004 (collectively, the "Form 10-K Financial Statements").

(e) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, includes consolidated balance sheets as of June 30, 2004 and March 31, 2005 and consolidated statements of income for the quarters ended March 31, 2005 and 2004 (the "March 31 Form 10-Q Financial Statements", and together with the "Form 10-K Financial Statements," the "Financial Statements").

(f) The Financial Statements (including the related notes and schedules thereto and all other financial information included in the SEC Documents) fairly present in all material respects the consolidated financial position, the results of operations, retained earnings or cash flows, as the case may be, of the Company for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments that would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein.

2.10. Litigation. Except as set forth in the SEC Documents or the Company Disclosure Letter, there are no claims, actions, suits, investigations, inquiries or proceedings (each, an "Action") pending against the Company or any of its Subsidiaries or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, at law or in equity, or before or by any court, tribunal, arbitrator, mediator or any federal or state commission, board, bureau, agency or instrumentality, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

2.11. Absence of Certain Changes. Except as specifically contemplated by this Agreement or set forth in the Company Disclosure Letter, the SEC Documents, or the Financial Statements, since March 31, 2005, there has not been (i) any Material Adverse Change; (ii) any return of any capital or other distribution of assets to stockholders of Company (except to Company); (iii) any acquisition (by merger, consolidation, acquisition of stock and/or assets or otherwise) of any Person; or (iv) any transactions, other than in the ordinary course of business, consistent with past practices and reasonable business operations ("Ordinary Course of Business"), with any of its officers, directors, principal stockholders or employees or any Person affiliated with any of such persons.

2.12. Proprietary Assets.

(a) For purposes of this Agreement, "Proprietary Assets" shall mean all right, title and interest of the Company and the Subsidiaries in and to the following items or types of property: (i) every patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; and (ii) all licenses and other rights to use or exploit any of the foregoing.

(b) The Company Disclosure Letter sets forth, with respect to each Proprietary Asset of the Company and the Subsidiaries registered with any Governmental Body in the U.S., or for which an application has been filed with any Governmental Body in the U.S., (i) a brief description of such Proprietary Asset and (ii) the names of the jurisdictions covered by the applicable registration or application. The Company Disclosure Letter identifies and provides a brief description of all other material Proprietary Assets owned by the Company and its Subsidiaries, and identifies and provides a brief description of each material Proprietary Asset, or source code version of any software licensed to the Company or any Subsidiary by any Person (except for any Proprietary Asset that is licensed to the Company or any Subsidiary under any third party software license generally available to the public at a cost of less than $10,000), and identifies such license agreement under which such Proprietary Asset is being licensed to the Company or any Subsidiary. Except as set forth in the Company Disclosure Letter, the Company or its Subsidiaries have good, valid and marketable title to each of the Proprietary Assets identified in the Company Disclosure Letter as owned by it, free and clear of all liens and other encumbrances); has a valid right to use all Proprietary Assets of third parties identified in the Company Disclosure Letter; and is not obligated to make any payment to any Person for the use of any Proprietary Asset except as set forth in the applicable license agreement. Except as set forth in the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has developed jointly with any other Person any material Proprietary Asset with respect to which such other Person has any rights.

(c) Each of the Company and its Subsidiaries has taken commercially reasonable and customary measures and precautions to protect and maintain the confidentiality and secrecy of all Proprietary Assets of the Company and its Subsidiaries (except Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Proprietary Assets of the Company and its Subsidiaries. Except as set forth in the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has (other than pursuant to license agreements identified in the Company Disclosure Letter) disclosed or delivered to any Person, or permitted the disclosure or delivery to any Person of, (i) the source code, or any portion or aspect of the source code, of any Proprietary Asset, (ii) the object code, or any portion or aspect of the object code, of any Proprietary Asset of the Company and its Subsidiaries, except in the ordinary course of its business or (iii) any patent applications (except as required by law).

(d) To the knowledge of the Company, (i) none of the Proprietary Assets of the Company and its Subsidiaries infringes or conflicts with any Proprietary Asset owned or used by any other Person; (ii) neither the Company nor any Subsidiary is infringing, misappropriating or making any unlawful use of any Proprietary Asset owned or used by any other Person; and (iii) no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Proprietary Asset of the Company or any of its Subsidiaries.

(e) Except as set forth in the Company Disclosure Letter, excluding warranty claims received by Company or any of its Subsidiaries in the ordinary course of business, there has not been any claim by any customer or other Person alleging that any Proprietary Asset of the Company or any of its Subsidiaries (including each version thereof that has ever been licensed or otherwise made available by the Company to any Person) does not conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided by or on behalf of the Company.

(f) To the knowledge of the Company, the Proprietary Assets of the Company and its Subsidiaries constitute all the Proprietary Assets necessary to enable the Company and its Subsidiaries to conduct their respective businesses in the manner in which such businesses have been and are being conducted. Except as set forth in the Company Disclosure Letter (i) neither the Company nor any Subsidiary has licensed any of its Proprietary Assets to any Person on an exclusive, semi-exclusive or royalty-free basis, and (ii) neither the Company nor any Subsidiary has entered into any covenant not to compete or contract limiting such entity's ability to exploit fully any of such entity's material Proprietary Assets or to transact business in any material market or geographical area or with any Person.

(g) Except as set forth in the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has at any time received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person.

2.13. No Adverse Actions. Except as set forth in the Company Disclosure Letter, there is no existing, pending or, to the knowledge of the Company, threatened termination, cancellation, limitation, modification or change in the business relationship of the Company or any of its Subsidiaries, with any supplier, customer or other Person except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

2.14. Registration Rights. Except as set forth in the Investor Rights Agreement, the SEC Documents, or in the Company Disclosure Letter, the Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities nor is the Company obligated to register or qualify any such securities under any state securities or blue sky laws.

2.15. Corporate Documents. The Company's Certificate of Incorporation and Bylaws, each as amended to date, which have been requested and previously provided to the Investor are true, correct and complete and contain all amendments thereto.

2.16. Disclosure. No representation or warranty of the Company herein, no exhibit or schedule hereto, and no information contained or referenced in the SEC Documents, when read together, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. On or before the third business day after the Closing, the Company shall file a Current Report on Form 8-K describing the material terms of the transactions contemplated by this Agreement, and disclosing such portions of the Transaction Documents as contain material nonpublic information with respect to the Company that has not previously been publicly disclosed by the Company, and attaching as an exhibit to such Form 8-K a form of this Agreement. Except for information that may be provided to the Investor pursuant to this Agreement, the Company shall not, and shall use commercially reasonable efforts to cause each of its officers, directors, employees and agents not to, provide any Investor with any material nonpublic information regarding the Company from and after the filing of such Form 8-K without the express written consent of such Investor.

2.17. Use of Proceeds. The net proceeds received by the Company from the sale of the Securities shall be used by the Company for working capital and general corporate purposes, including without limitation to support the operations of each of the Subsidiaries.

2.18. Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company is made known to the certifying officers by others within those entities, particularly during the period in which the Company's Form 10-K or 10-Q, as the case may be, is being prepared. The Company's certifying officers have evaluated the effectiveness of the Company's disclosure controls and procedures as of the last day of the period covered by the Form 10-Q for the Company's most recently ended fiscal quarter (such date, the "Evaluation Date"). The Company presented in its most recently filed Form 10-K or Form 10-Q the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as described in Item 308(c) of Regulation S-K under the Exchange Act) or, to the Company's knowledge, in other factors that could significantly affect the Company's internal controls.

2.19. Listing and Maintenance Requirements. Except as specified in the SEC Reports or in the Company Dislosure Letter, the Company has not, in the two years preceding the date hereof, received notice from the trading market on which the Common Stock is listed or quoted for trading to the effect that the Company is not in compliance with the listing or maintenance requirements thereof. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the Common Stock on the trading market on which the Common Stock is currently listed or quoted. The issuance and sale of the Securities in accordance with this Agreement does not contravene the rules and regulations of the trading market on which the Common Stock is currently listed or quoted.

2.20 Investment Company. The Company is not, and is not an Affiliate of, and immediately following the Closing will not have become, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

3. Representations and Warranties of the Investors. Each Investor (and Kent Garlinghouse with respect to Shadow Capital, LLC) represents and warrants to the Company as follows:

3.1. Authorization. Such Investor (i) has full power and authority to execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and to incur the obligations herein and therein, (ii) if applicable, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and (iii) if applicable, has been authorized by all necessary corporate or equivalent action to execute, deliver and perform this Agreement and the other Transaction Documents and to consummate the Contemplated Transactions. Each of this Agreement and the other Transaction Documents is a valid and binding obligation of the Investor enforceable in accordance with its terms, except as limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors' rights and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding at law or equity).

3.2. Brokers and Finders. Such Investor has not retained any investment banker, broker or finder in connection with the Contemplated Transactions.

4. Securities Laws.

4.1. Securities Laws Representations and Covenants of Investors.

(a) This Agreement is made with each Investor in reliance upon such Investor's representation to the Company, which by such Investor's execution of this Agreement such Investor (and, in the case of Shadow Capital, LLC, Kent Garlinghouse also) hereby confirms, that the Securities to be received by such Investor will be acquired for investment for such Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof such that such Investor would constitute an "underwriter" under the Securities Act; provided, that this representation and warranty shall not limit the Investor's right to sell the Underlying Shares pursuant to the Investor Rights Agreement or in compliance with an exemption from registration under the Securities Act or the Investor's right to indemnification under this Agreement or the Investor Rights Agreement.

(b) Each Investor (and, in the case of Shadow Capital, LLC, Kent Garlinghouse also) understands and acknowledges that the offering of the Securities pursuant to this Agreement will not be registered under the Securities Act or qualified under any Blue Sky Laws on the grounds that the offering and sale of the Securities are exempt from registration and qualification, respectively, under the Securities Act and the Blue Sky Laws.

(c) Each Investor (and, in the case of Shadow Capital, LLC, Kent Garlinghouse also) covenants that, unless the Purchased Shares, the Purchased Warrants, the Underlying Shares or any other shares of capital stock of the Company received in respect of the foregoing have been registered pursuant to the Investor Rights Agreement being entered into among the Company and the Investors, such Investor will not dispose of such securities unless and until such Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with an opinion of counsel reasonably satisfactory in form and substance to the Company to the effect that (x) such disposition will not require registration under the Securities Act and (y) appropriate action necessary for compliance with the Securities Act and any applicable state, local or foreign law has been taken; provided, however, that an Investor may dispose of such securities without providing the opinion referred to above if the Company has been provided with adequate assurance that such disposition has been made in compliance with Rule 144 under the Securities Act (or any similar rule).

(d) Each Investor (and, in the case of Shadow Capital, LLC, Kent Garlinghouse also) represents that (i) such Investor is able to fend for itself in the Contemplated Transactions; (ii) such Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of such Investor's prospective investment in the Securities; (iii) such Investor has the ability to bear the economic risks of such Investor's prospective investment and can afford the complete loss of such investment; (iv) such Investor has been furnished with and has had access to such information as is in the Company Disclosure Letter together with the opportunity to obtain such additional information as it requested to verify the accuracy of the information supplied; and (v) such Investor has had access to officers of the Company and an opportunity to ask questions of and receive answers from such officers and has had all questions that have been asked by such Investor satisfactorily answered by the Company.

(e) Each Investor (and, in the case of Shadow Capital, LLC, Kent Garlinghouse also) further represents by execution of this Agreement that such Investor qualifies as an "accredited investor" as such term is defined under Rule 501 promulgated under the Securities Act, and that such Investor was not formed for purposes of purchasing the Securities.

(f) By acceptance thereof, each Investor (and, in the case of Shadow Capital, LLC, Kent Garlinghouse also) agrees that the Purchased Shares, the Purchased Warrants, the Underlying Shares and any shares of capital stock of the Company received in respect of the foregoing held by it may not be sold by such Investor without registration under the Securities Act or an exemption therefrom, and therefore such Investor may be required to hold such securities for an indeterminate period.

4.2. Legends. All certificates for the Purchased Shares, Purchased Warrants and the Underlying Shares, and each certificate representing any shares of capital stock of the Company received in respect of the foregoing, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise and each certificate for any such securities issued to subsequent transferees of any such certificate (unless otherwise permitted herein) shall bear a legend in substantially the following form, as well as any legends required by applicable Blue Sky Laws:

"THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT."

5. Additional Covenants of the Company.

5.1. Reports, Information, Shares.

(a) The Company shall cooperate with each Investor in supplying such information as may be reasonably requested by such Investor to complete and file any information reporting forms presently or hereafter required by the SEC as a condition to the availability of an exemption, presently existing or hereafter adopted, from the Securities Act for the sale of any of the Purchased Shares, the Purchased Warrants, the Underlying Shares and shares of capital stock of the Company received in respect of the foregoing.

(b) For so long as an Investor (or the successor or assign of such Investor) holds either Securities or Underlying Shares, the Company shall deliver to such Investor (or the successor or assign of such Investor), contemporaneously with delivery to other holders of Common Stock, a copy of each report of the Company delivered to holders of Common Stock.

(c) The Company shall keep reserved for issuance a sufficient number of authorized but unissued shares of Common Stock (or other securities into which the Purchased Warrants are then exercisable) so that the Purchased Warrants may be converted or exercised to purchase Common Stock (or such other securities) at any time.

5.2. Expenses; Indemnification.

(a) The Company agrees to pay on the Closing Date and save the Investors harmless against liability for the payment of any stamp or similar taxes (including interest and penalties, if any) that may be determined to be payable in respect of the execution and delivery of this Agreement, the issue and sale of any Securities and the Underlying Shares, the expense of preparing and issuing the Securities and the Underlying Shares, the cost of delivering the Securities and the Underlying Shares of each Investor to such Investor's address, insured in accordance with customary practice, and the costs and expenses incurred in the preparation of all certificates and letters on behalf of the Company and of the Company's performance and compliance with all agreements and conditions contained herein on its part to be performed or complied with. Each Investor shall be responsible for its out-of-pocket expenses arising in connection with the Contemplated Transactions, except that, at the Closing, the Company shall pay the Legal Fee as set forth in Section 6.9.

(b) The Company hereby agrees and acknowledges that the Investors have been induced to enter into this Agreement and to purchase the Securities hereunder, in part, based upon the representations, warranties and covenants of the Company contained herein. The Company hereby agrees to pay, indemnify and hold harmless the Investors against all claims, losses and damages resulting from any and all legal or administrative proceedings, including without limitation, reasonable attorneys' fees and expenses incurred in connection therewith (collectively, "Loss"), resulting from a breach by the Company of any representation or warranty of the Company contained herein or the failure of the Company to perform any covenant made herein; provided that the Company's liability under this Section 5.2(b) shall be limited to the aggregate purchase price of the Securities.

(c) The Investors(and, in the case of Shadow Capital, LLC, Kent Garlinghouse also) hereby agree and acknowledge that the Company has been induced to enter into this Agreement and to sell the Securities hereunder, in part, based upon the representations, warranties and covenants of the Investors contained herein. The Investors (and, in the case of Shadow Capital, LLC, Kent Garlinghouse also) hereby agree, jointly and severally, to pay, indemnify and hold harmless the Company and any director, officer, partner, member, employee or other affiliate of the Company against any Loss resulting from a breach by an Investor of any representation or warranty of the Investors contained herein or the failure of an Investor to perform any covenant made herein; provided that the Investors' liability under this Section 5.2(c) shall be limited to the aggregate purchase price of the Securities.

(d) Promptly after receipt by an indemnified party under this Section 5.2 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5.2, notify the indemnifying party in writing of the commencement thereof; and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party desires, jointly with any other indemnifying party similarly noticed, to assume at its expense the defense thereof with counsel mutually satisfactory to the indemnifying parties with the consent of the indemnified party, which consent will not be unreasonably withheld, conditioned or delayed. In the event that the indemnifying party assumes any such defense, the indemnified party may participate in such defense with its own counsel and at its own expense, provided, however, that the counsel for the indemnifying party shall act as lead counsel in all matters pertaining to such defense or settlement of such claim and the indemnifying party shall only pay for such indemnified party's reasonable legal fees and expenses for the period prior to the date of its participation in such defense, and provided further, however, that the indemnified party (together with all indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if the representation of the indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between the indemnified party and any other party represented by such counsel in such proceeding. Notwithstanding the foregoing, the indemnifying party shall not be obligated to pay the fees of more than one separate counsel. The failure to notify an indemnifying party of the commencement of any such action will not relieve such indemnifying party of any liability to the indemnified party under this Section 5.2 (except to the extent that such failure materially and adversely affects the indemnifying party's ability to defend such action), nor shall the omission so to notify an indemnifying party relieve such indemnifying party of any liability which it may have to any indemnified party otherwise other than under this Section 5.2. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation and otherwise in form and substance reasonably satisfactory to the indemnified party.

(e) The Company shall maintain the effectiveness of the Registration Statement (as defined in the Investor Rights Agreement) under the Securities Act for as long as is required under the Investor Rights Agreement.

6. Miscellaneous.

6.1. Entire Agreement; Successors and Assigns. This Agreement and the other Transaction Documents constitute the entire contract among the parties relative to the subject matter hereof and thereof, and no party shall be liable or bound to another in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. This Agreement and the other Transaction Documents supersede any previous agreement among the parties with respect to the Securities. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties. Except as expressly provided herein, nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

6.2. Survival of Representations and Warranties. Notwithstanding any right of the Investors fully to investigate the affairs of the Company and notwithstanding any knowledge of facts determined or determinable by any Investor pursuant to such right of investigation, each Investor has the right to rely fully upon the representations, warranties, covenants and agreements of the Company contained in this Agreement or in any documents delivered pursuant to this Agreement. All such representations and warranties of the Company shall survive the execution and delivery of this Agreement and the Closing hereunder and shall continue in full force and effect until registration statements covering all Registrable Securities as defined in the Investor Rights Agreement have become effective. The covenants of the Company set forth in Section 5 shall remain in effect as set forth therein.

6.3. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without regard to principles of conflicts of law. Each party hereby irrevocably consents and submits to the jurisdiction of any State of Florida or United States Federal Court sitting in the State of Florida, County of Orange, over any action or proceeding arising out of or relating to this Agreement and irrevocably consents to the service of any and all process in any such action or proceeding by registered mail addressed to such party at its address specified in Section 6.6 (or as otherwise noticed to the other party). Each party further waives any objection to venue in Florida and any objection to an action or proceeding in such state and county on the basis of forum non conveniens. Each party also waives any right to trial by jury.

6.4. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.5. Headings. The headings of the sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

6.6. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, delivery by fax (with answer back confirmed), addressed to a party at its address or sent to the fax number or e-mail address shown below or at such other address or fax number as such party may designate by three days advance notice to the other parties.

Any notice to the Investors shall be sent to the addresses set forth on the signature pages hereof (and notice to Kent Garlinghouse shall be sent to the address set forth for Shadow Capital, LLC), with a copy to:

Bryan Cave LLP

One Kansas City Place

1200 Main Street, Suite 3500

Kansas City, MO 64105-2100

Attention: James P. Pryde

Fax Number: (816) 374-3300

Any notice to the Company shall be sent to:

LightPath Technologies, Inc.

2603 Challenger Tech Ct., Suite 100

Orlando, Florida 32826

Attention: Chief Executive Officer

Fax Number: (407) 823-9176

with a copy to:

Baker & Hostetler LLP

SunTrust Center, Suite 2300

200 South Orange Avenue

Orlando, Florida 32801-3432

Attention: Jeffrey E. Decker

Fax Number: (407) 841-0168

6.7. Rights of Transferees. Any and all rights and obligations of the each of the Investors herein incident to the ownership of Securities or the Underlying Shares shall pass successively to all subsequent transferees of such securities until extinguished pursuant to the terms hereof.

6.8. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or any other provision of this Agreement.

6.9. Expenses. Irrespective of whether any Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. Each Investor shall be responsible for all costs incurred by such Investor in connection with the negotiation, execution, delivery and performance of this Agreement and the other Transaction Documents and otherwise related to this Offering including, but not limited to, legal fees and expenses, except that the Company shall pay at the Closing the reasonable legal fees and expenses of the Bryan Cave LLP, which shall not exceed $25,000 (the "Legal Fee").

6.10. Amendments and Waivers. Unless a particular provision or section of this Agreement requires otherwise explicitly in a particular instance, any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of 50% of the Purchased Shares (not including for this purpose any Purchased Shares which have been sold to the public pursuant to a registration statement under the Securities Act or an exemption therefrom). Any amendment or waiver effected in accordance with this Section 6.10 shall be binding upon the holder of any Securities at the time outstanding (including securities into which such Securities are convertible), the future holder of all such Securities, and the Company.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

SIGNATURE PAGE

TO

LIGHTPATH TECHNOLOGIES, INC.

SUBSCRIPTION AGREEMENT

Dated as of June 1, 2005

IF the PURCHASER is an INDIVIDUAL, please complete the following:

IN WITNESS WHEREOF, the undersigned has executed this Agreement this 1st day of June, 2005.

Amount of Subscription: $ 50,010.52	Whitney B. Garlinghouse Print Name

Number of Units to be Purchased: 1.67 , including _16,667 Purchased Shares and related Purchased Warrant, subject to reduction pursuant to the proviso in Section 1.1(b) hereof	/s/ Whitney B. Garlinghouse Signature of Investor

XXX-XX-XXXX Social Security Number

XXXXXXXXXXXX
XXXXXXXXXXXX Address
___________________________________
Fax Number
XXXXXXXXXXXXXXXXXXX E-mail Address

ACCEPTED AND AGREED:

LIGHTPATH TECHNOLOGIES, INC.

By: /s/ Robert Burrows

Robert Burrows

Chief Financial Officer

Dated: June 1, 2005

SIGNATURE PAGE

TO

LIGHTPATH TECHNOLOGIES, INC.

SUBSCRIPTION AGREEMENT

Dated as of June 1, 2005

IF the PURCHASER is a PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY, TRUST or OTHER ENTITY, please complete the following:

IN WITNESS WHEREOF, the undersigned has executed this Agreement this 1 day of June, 2005.

Number of Units to be Purchased: 33.33 , including 333,333 Purchased Shares and related Purchased Warrant	Shadow Capital LLC Print Full Legal Name of Partnership, Company, Limited Liability Company, Trust or Other Entity

By: /s/ B. Kent Garlinghouse (Authorized Signatory)
Name: B. Kent Garlinghouse
Title: Manager
Address: 3601 SW 29th Street Topeka, KS 66614
Fax Number:XXXXXXXXXX
Taxpayer Identification No.: XXXXXXXXX

Date and State of Incorporation or Organization: 1/7/98 Kansas

Date on which Taxable Year Ends: 12/31

E-mail Address: XXXXXXXXXXXXXX

ACCEPTED AND AGREED:

LIGHTPATH TECHNOLOGIES, INC.

By: /s/ Robert Burrows

Robert Burrows

Chief Financial Officer

Dated: June 1, 2005

SIGNATURE PAGE

TO

LIGHTPATH TECHNOLOGIES, INC.

SUBSCRIPTION AGREEMENT

Dated as of June 1, 2005

IN WITNESS WHEREOF, the undersigned has executed this Agreement this _1_ day of June, 2005.

/s/ B. Kent Garlinghouse

Kent Garlinghouse

ACCEPTED AND AGREED:

LIGHTPATH TECHNOLOGIES, INC.

By: /s/ Robert Burrows

Robert Burrows

Chief Financial Officer

Dated: June 1, 2005

SCHEDULES AND EXHIBITS TO THE UNIT SUBSCRIPTION AGREEMENT

Schedule 1.1(b) Investors

Exhibit 1: Form of Warrant
Exhibit 2: Form of Investor Rights Agreement
Exhibit 3: Company Disclosure Letter
Exhibit 4: Form of Opinion of Counsel

SCHEDULE 1.1(b)

Number Number Aggregate Number of Warrant

Investor of Units of Shares Share Price Warrant Shares Price_

Shadow Capital, LLC 33.33 333,333 $999,999.00 133,320 $190.48

3601 SW 29th Street

Suite 250

Topeka, KS 66614

Whitney B. Garlinghouse 1.67 16,667 $50,001.00 6,680 $9.52

XXXXXXXXXXXXX

XXXXXXXXXXXXX

XXXXX